Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Premium Income Municipal Fund, Inc.
33-51160
811-7118

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental
Investment Policies.   The meeting was subsequently adjourned to January
12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting together as a class
  <c>MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             5,614,737
                    1,750
   Against
                459,911
                       204
   Abstain
                138,305
                           8
   Broker Non-Votes
             1,906,835
                       264
      Total
             8,119,788
                    2,226



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             5,614,896
                    1,750
   Against
                452,564
                       204
   Abstain
                145,493
                           8
   Broker Non-Votes
             1,906,835
                       264
      Total
             8,119,788
                    2,226



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
             5,543,267
                    1,752
   Against
                478,291
                       202
   Abstain
                191,395
                           8
   Broker Non-Votes
             1,906,835
                       264
      Total
             8,119,788
                    2,226



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
             5,527,124
                    1,744
   Against
                511,532
                       210
   Abstain
                174,297
                           8
   Broker Non-Votes
             1,906,835
                       264
      Total
             8,119,788
                    2,226



To approve the elimination of the fundamental policy relating to commodities.


   For
             5,562,973
                    1,750
   Against
                475,826
                       204
   Abstain
                174,154
                           8
   Broker Non-Votes
             1,906,835
                       264
      Total
             8,119,788
                    2,226



To approve the new fundamental policy
relating to commodities.


   For
             5,543,471
                    1,744
   Against
                490,872
                       210
   Abstain
                178,610
                           8
   Broker Non-Votes
             1,906,835
                       264
      Total
             8,119,788
                    2,226



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052379.